Exhibit 99

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	BROD & SCHAFFER, LLC
Stacy Berns/Michael McMullan	Betsy Brod/Jonathan Schaffer
212-994-4660	212-750-5800

ICT GROUP REPORTS 22% REVENUE GROWTH

TO RECORD $94.0 MILLION IN 2005 FIRST QUARTER

~ Revenue Gains Across All Business Lines; Increased Operating Leverage ~

~ Company Reiterates Strong 2005 Outlook and Introduces Second Quarter Guidance ~

NEWTOWN, PA, APRIL 28, 2005 – ICT GROUP, INC. (NASDAQ: ICTG), today reported results for the first quarter ended March 31, 2005.

Revenue for the 2005 first quarter increased 22% to a record $94.0 million compared to $77.1 million in last year’s first quarter. Net income for the first quarter of 2005, which includes litigation expense of $477,000 pre-tax, related to recently settled class action litigation, was $1.1 million, or $0.08 per diluted share, compared to 2004 first quarter net income of $224,000, or $0.02 per diluted share, which included related litigation expense of $560,000 pre-tax.

Adjusted net income for the first quarter of 2005, which excludes the impact of the litigation expense, was $1.4 million, or $0.11 per diluted share, versus adjusted net income of $600,000, or $0.05 per diluted share, in last year’s first quarter.

“We are delighted to achieve record revenue and dramatically improved profitability versus the prior year,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP. “Demand in all areas of our business remained strong throughout the quarter. While we traditionally experience a seasonal slowdown from the fourth quarter, we maintained our revenue momentum as programs from the 2004 fourth quarter continued into 2005. Margin performance also improved substantially for the period, as we leveraged our costs against strong demand for our services, which resulted in reduced expenses as a percentage of revenue. Consequently, our first quarter results exceeded our expectations.”

Services revenue grew 24% year-over-year to $61.4 million in the first quarter of 2005 and accounted for 65% of total Company revenue. Within Services, revenue from “other services” including business process outsourcing, customer relationship management (CRM) technology and marketing

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ICT GROUP REPORTS 22% REVENUE GROWTH TO RECORD $94.0 MILLION IN 2005 FIRST QUARTER (CONT.)

services solutions, increased 22% year-over-year to $9.9 million. Sales revenue increased 18% to $32.6 million in the first quarter and represented the balance of total Company revenue. Domestic revenue grew 25% and International revenue grew 11%. Domestic and International revenue increased for both Sales and Services.

“We grew our Services pipeline in the first quarter with new customer wins and provided a superior level of service to our existing customers,” Mr. Brennan continued. “During the quarter, we retained our strong position in the financial services and healthcare markets with financial services revenue up 35% as we executed on contract wins from last year. Healthcare revenue increased 16% during the period, and we were awarded a large patient assistance program with a major pharmaceutical company that will begin in mid-year. We also made significant progress in the technology sector during the period with two previously announced contract wins.”

Annualized revenue per average workstation once again remained above $40,000 at $40,600 for the first quarter, reflecting increased utilization, the addition of new services and the successful development of our Philippines production which accounted for nearly 14% of total call volumes versus 4% in last year’s first quarter.

For 2005, the Company reiterates its previous guidance of revenue in the range of $365 to $375 million and earnings in the range of $0.60 to $0.65 per diluted share. Second quarter earnings are expected to be in the range of $0.10 to $0.12 per diluted share on anticipated revenue in the range of $90 million to $92 million. Second quarter and full-year 2005 earnings guidance is before any expenses or potential insurance recoveries related to the recently settled class action litigation.

Mr. Brennan concluded, “We expect to realize a doubling of earnings in 2005 from adjusted 2004 results as we benefit from strong demand for our new and established services, both domestically and internationally, and as we further increase operating leverage through effective utilization of our global facilities.”

Conference Call:

The Company will hold a conference call today, Thursday, April 28, 2005, at 9:00 a.m. EDT. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through May 5, 2005.

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ICT GROUP REPORTS 22% REVENUE GROWTH TO RECORD $94.0 MILLION IN 2005 FIRST QUARTER (CONT.)

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, acquisition, up-selling/cross-selling, technical support, market research and database marketing as well as e-mail management, data entry/collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, such as expected revenue and earnings, expansion of international operations, expected revenue increases under new and existing agreements, anticipated demand for services and ability to effectively deploy new technologies. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2004, and other documents, such as reports on Form 8-K and reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: demand for ICT GROUP’s services, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, unanticipated labor difficulties, ICT GROUP’s capital and financing needs, ICT GROUP’s ability to integrate acquired businesses, customer demand for a client’s product, the client’s budgets and plans and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, terrorist attacks, the impact of war and the use of financial instruments to hedge foreign exchange exposure. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
REVENUE	$94,019	$77,098

OPERATING EXPENSES:
Cost of services	56,562	46,411
Selling, general and administrative	34,973	29,498
Litigation costs	477	560

	92,012	76,469

Operating income	2,007	629

Interest expense, net	487	294

Income before income taxes	1,520	335
Income taxes	456	111

Net income	$1,064	$224

Diluted earnings per share	$0.08	$0.02

Shares used in computing diluted earnings per share	12,911	12,953

Reconciliation of Net Income to Adjusted Net Income to Eliminate the Effect of Charges Related to the Recently Settled Class Action Litigation (Unaudited)
Adjusted Results of Operations:
Income before income taxes	$1,520	$335
Litigation costs	477	560

Adjusted income before income taxes	1,997	895
Adjusted income taxes	599	295

Adjusted net income	$1,398	$600

Adjusted diluted earnings per share	$0.11	$0.05

Shares used in computing adjusted diluted earnings per share	12,911	12,953

ICT Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except workstations)

	March 31, 2005	December 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,931	$11,419
Accounts receivable, net	67,802	64,848
Other current assets	16,939	21,742

Total current assets	$96,672	$98,009

PROPERTY AND EQUIPMENT, net	$56,309	$56,298

OTHER ASSETS	$6,404	$6,269

	$159,385	$160,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities	$40,109	$49,270

Total current liabilities	$40,109	$49,270

LONG-TERM DEBT	$47,500	$39,000
OTHER LIABILITIES	3,190	3,358
TOTAL SHAREHOLDERS’ EQUITY	68,586	68,948

	$159,385	$160,576

WORKSTATIONS AT PERIOD END	9,279	9,264

AVERAGE WORKSTATIONS DURING QUARTER	9,272	9,006

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

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